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EXHIBIT 23.1.2



                         CONSENT OF INDEPENDENT AUDITORS

The Annual Report of Generex Biotechnology Corporation and Subsidiaries (the Company) for its fiscal year ended July 31, 2002, includes our report dated September 14, 2000, on the consolidated financial statements of the Company as of July 31, 2000 and for the years then ended. We consent to the incorporation by reference of our report on such consolidated financial statements in the following registration statements of the Company on Form S-3: registration numbers 333-67118, 333-51194, and 333-42452.

/s/ WithumSmith+Brown
New Brunswick, New Jersey
October 29, 2002